Tiffany & Co.
Subsidiaries
(Note: Omitted from this list are certain subsidiaries that do not constitute Significant Subsidiaries (see Reg. S-X))

Exhibit 21.1
Tiffany & Co.
Report on Form 10-K

# TIFFANY & CO.
Delaware
August 16, 1984

- **TIFFANY AND COMPANY** — New York — May 30, 1868
  - Domestic Subsidiaries
    - TIFFANY & CO. ICT, INC. — Delaware
    - JUDEL PRODUCTS CORP. (Formerly Glassware Acquisition Inc.) — West Virginia
    - TIFFANY (NJ) INC. — New Jersey
  - International Subsidiaries
    - TIFFANY & CO. (Formerly Societe Francaise Pour Le Developpement De La Porcelaine D'Art) — France
      - SOCIETE EUROPEENNE DE PORCELAINE INDUSTRIELLE ET ARTISANALE — France
    - TIFFANY & CO. (Unlimited Liability) — United Kingdom
      - POWBRIDGE PORTFOLIO INC. — Bahamas
    - TIFFANY & CO. K.K. [Tiffany and Company 51% Mitsukoshi, Ltd. 49%] — Japan
- **LAURELTON DIAMONDS, INC.** (Formerly FHH Diamonds, Inc.) — Delaware — June 13, 2002
  - International Subsidiaries
    - LAURELTON DIAMONDS INC. — Northwest Territories Canada
- **EAST POND HOLDINGS, INC.** — Delaware — August 23, 2002 (47-0886504)
  - MVTCO, INC. — Delaware
  - (Formerly TCOPJ, Inc.) — Delaware
- **LCT INSURANCE COMPANY** — New York
  - TRM INVESTMENTS L.L.C. — New Jersey
- **T. RISK HOLDINGS INC.** — New Jersey
- **DPFH CO. LTD.** — British Virgin Islands
  - TIFFCO INVESTMENT VEHICLE, INC. — British Virgin Islands
    - NHC, LLC [Tiffco Investment Vehicle, Inc. 51%] — Delaware
      - RAND PRECISION CUT DIAMONDS (PTY) LTD. [NHC, LLC 85%] — South Africa
- **TIFFANY & CO. INTERNATIONAL** — Delaware — October 11, 1984
  - Domestic Subsidiaries
    - TIFFANY & CO. JAPAN INC. — Delaware — June 11, 1992
      - International Subsidiaries
        - TGB Y.K. — Japan
    - LITTLE SWITZERLAND, INC. — Delaware
      - L.S. WHOLESALE, INC. — Massachussets
      - L.S. HOLDING (FLORIDA), INC. — Florida
      - L.S. HOLDING, INC. — Virgin Islands — Controls various small operating subsidiaries throughout the Caribbean and Alaska
  - International Subsidiaries
    - TIFFANY-BRASIL LTDA. — Brazil
      - TIFFANY IMPORTAÇÃO E COMÉRCIO DE JÓIAS LTDA. — Brazil
    - TIFFANY & CO. OF NEW YORK LIMITED — Hong Kong
    - SINDAT LIMITED — Hong Kong
    - TIFFANY & CO. ITALIA S.p.A. (Formerly Tiffany-Faraone S.p.A.) — Italy
    - TIFFANY KOREA LTD. (Formerly Tiffco Korea Ltd.) — Republic of Korea
    - TIFFANY & CO. MEXICO, S.A. de C.V. — Mexico
    - TIFFANY & CO. OVERSEAS FINANCE B.V. — Netherlands
    - TIFFANY & CO. PTE. LTD. — Singapore
      - UPTOWN ALLIANCE (M) Sdn. Bhd. — Malaysia
    - TIFFANY & CO. WATCH CENTER A.G. — Switzerland-Canton Zurich